SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. ___)

                 Filed by the Registrant                    [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

           [ ] Preliminary Proxy Statement
           [ ] Confidential, for Use of the Commission Only
                (as permitted by Rule 14a-6(e)(2))
           [X] Definitive Proxy Statement
           [ ] Definitive Additional Materials
           [ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

General American Investors Company, Inc.
(Name of Registrant as Specified in its Charter)

                                 [Insert Name]
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

GENERAL AMERICAN INVESTORS Company, Inc.
450 Lexington Avenue . New York . N.Y. 10017


                    Notice of Annual Meeting of Stockholders

                                                                February 2, 1998

To the Stockholders of

GENERAL AMERICAN INVESTORS Company, Inc.


NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of General American Investors Company, Inc. will be held in the North Room on the Third Floor of the Harvard Club of New York City, 27 West 44th Street, New York City, N.Y., on Wednesday, March 11, 1998 at 2:30 o'clock in the afternoon, New York Time, for the purpose of

         (a) Electing directors to hold office until the annual meeting of stockholders next ensuing after their election and until their respective successors are elected and shall have qualified; and

         (b) Ratifying or rejecting the selection by the Board of Directors of the Company of the firm of Ernst & Young LLP to be the auditors of the Company for the year ending December 31, 1998; and

         (c) Acting upon the proposal to amend the Restated Certificate of Incorporation to authorize the issuance of Preferred Stock; and

         (d) Transacting any and all such other business as may properly come before the meeting or any adjournment or adjournments thereof in connecting with the foregoing or otherwise.

     The minute books of the Company, containing the minutes of all meetings of the Board of Directors since the last annual meeting of the stockholders, will be presented to the meeting and will there be open to the inspection of the stockholders.

     The close of business on January 26, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

     This notice and related proxy material is expected to be mailed on or about February 2, 1998.

                                            By Order of the Board of Directors,

                                            Carole Anne Clementi

                                            Secretary


If you do not expect to attend the meeting in person and wish your stock to be voted, you are requested to fill in and sign the accompanying form of proxy and return it in the accompanying envelope.

GENERAL AMERICAN INVESTORS Company, Inc.
450 Lexington Avenue . New York . N.Y. 10017


                                 PROXY STATEMENT

                                                                February 2, 1998

This statement is furnished in connection with the solicitation by the Board of Directors of General American Investors Company, Inc. (hereinafter called the "Company" or the "Corporation") of proxies to be used at the annual meeting of stockholders of the Company, to be held in the North Room on the Third Floor of the Harvard Club of New York City, 27 West 44th Street, New York City, N.Y., on Wednesday, March 11, 1998 at 2:30 o'clock in the afternoon (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised, by written notice to the Secretary of the Company or by attendance at the Annual Meeting.

The close of business on January 26, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

This proxy statement and the form of proxy are expected to be mailed on or about February 2, 1998.

Proxies returned will be voted in accordance with the instructions thereon or, if no instructions are indicated, in favor of the directors named herein and to approve the appointment of Ernst & Young LLP as auditors and the amendment of the Restated Certificate of Incorporation to authorize the issuance of Preferred Stock.

As of January 26, 1998, the Company had outstanding 24,039,178 shares of Common Stock, $1 par value, each share carrying one vote.

A.   Respecting the Election of Directors

     At the meeting, thirteen directors are to be elected to hold office until the annual meeting of stockholders next ensuing after their election and until their respective successors are elected and shall have qualified. It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. All of the persons named below are incumbent directors. They have agreed to serve if elected.


1                             (continued on page 2)

                                                                                                    COMMON
                                                                                                  STOCK, SHARES
NAME AND BUSINESS ADDRESS          PRINCIPAL OCCUPATION*, BUSINESS EXPERIENCE          BECAME      BENEFICIALLY OWNED      PERCENT
                                   DURING PAST FIVE YEARS AND AGE                     DIRECTOR     DEC. 31, 1997 **        OF CLASS
------------------------------------------------------------------------------------------------------------------------------------
Arthur G. Altschul, Jr.            Mr. Altschul is co-chairman and managing member       1995          117,492               .49
Diaz & Altschul Group, LLC         of Diaz & Altschul Group, LLC which was founded
(investments and securities)       in May 1996. From 1992 to  May 1996,  he was
745 Fifth Avenue, Suite 3001       employed by SUGEN, Inc. (biopharmaceuticals),
New York, NY  10151                Redwood City, CA, most  recently as  senior
                                   director of corporate affairs. He was assistant
                                   secretary of SUGEN from May 1992 to May 1996.
                                   Mr. Altschul has been managing general partner
                                   of Altschul Investment  Group,  L.P. (a private
                                   investment partnership),  New York, NY  since
                                   1988.  He is a director of Delta Opportunity
                                   Fund,  Ltd.,  Hamilton,  Bermuda;  Medicis
                                   Pharmaceutical Corporation, Phoenix, AZ; the
                                   New York Council for the Humanities, New York,
                                   NY; and several privately owned companies. Mr.
                                   Altschul is 33 years old.


Lawrence B. Buttenwieser           Mr. Buttenwieser has been the Chairman of the         1967          740,177              3.08
Partner, Rosenman & Colin LLP      Board of Directors of the Company since May 1995
(lawyers)                          and a director of the Company since 1967. Mr.
575 Madison Avenue                 Buttenwieser is 66 years old.
New York, NY  10022


Lewis B. Cullman                   Mr. Cullman has been president of Cullman             1961           17,695               .07
Cullman Ventures, Inc.             Ventures, Inc. (formerly solely a holding
(calendars and catalogs)           company) since 1968.  He is chairman and a
767 Third Avenue                   director  of   Chess-in-the-Schools
New York, NY  10017                (charitable foundation), New York, NY.  Mr.
                                   Cullman is vice chairman of the international
                                   council and an honorary trustee of the Museum
                                   of Modern Art, New York, NY. Mr.Cullman is 79
                                   years old.


Spencer Davidson #                 Mr. Davidson has been President and Chief Executive   1995          240,732              1.00
General American Investors         Officer of the Company since August 1995; prior
 Company, Inc.                     thereto, he was senior investment counselor since
450 Lexington Avenue               joining the Company in 1994.  He was elected a
New York, NY  10017                Director of the Company in September 1995.  Before
                                   joining General American, Mr. Davidson was the
                                   General Partner of The Hudson Partnership (a private
                                   investment partnership), New York, NY.  He is
                                   a trustee of the Innisfree Foundation, Inc.
                                   (not-for-profit foundation), Millbrook, NY and
                                   of the Neurosciences Research Foundation
                                   (scientific research foundation), San Diego, CA.
                                   Mr. Davidson is 55 years old.

2                            (continued on page 3)

                                                                                                    COMMON
                                                                                                  STOCK, SHARES
NAME AND BUSINESS ADDRESS          PRINCIPAL OCCUPATION*, BUSINESS EXPERIENCE          BECAME      BENEFICIALLY OWNED      PERCENT
                                   DURING PAST FIVE YEARS AND AGE                     DIRECTOR     DEC. 31, 1997 **        OF CLASS
------------------------------------------------------------------------------------------------------------------------------------
Gerald M. Edelman                  Dr. Edelman has been a member and the chairman        1976            1,220               .01
Department of Neurobiology         of the Department of Neurobiology of The Scripps
The Scripps Research Institute     Research Institute since July 1992; prior thereto,
10666 North Torrey Pines Rd.       he was Vincent Astor Professor of The Rockefeller
La Jolla, CA  92037                University, New York, NY.  Dr. Edelman is director
                                   and president of the Neurosciences Institute of
                                   the   Neurosciences    Research    Foundation
                                   (scientific research foundation),  San Diego,
                                   CA;   president   and  a   director   of  the
                                   Neurosciences Support Corporation (scientific
                                   research support foundation),  San Diego, CA;
                                   a director of Becton,  Dickinson and Company,
                                   Franklin Lakes,  NJ; and a member emeritus of
                                   the  board  of   governors  of  the  Weizmann
                                   Institute of Science,  Rehovot,  Israel.  Dr.
                                   Edelman is 68 years old.


Anthony M. Frank                   Mr. Frank has been chairman of Belvedere Capital      1992            4,627                .02
Belvedere Capital Partners         Partners since 1994.  He has been chairman of
(private financial consulting)     Acrogen Inc. (biotechnology company), Oakland, CA
101 California Street              since March 1992; prior thereto, he was The
Suite 2050                         Postmaster General of the United States from
San Francisco, CA  94111           March 1988.  Prior to entering government service,
                                   he was chairman of First Nationwide Bank. Mr.
                                   Frank is a director of Bedford  Properties,
                                   Lafayette, CA; Cotelligent Group, Inc., San
                                   Francisco, CA; Crescent Real Estate Equities,
                                   Inc.,  New  York,  NY;   Financial   Security
                                   Assurance Holdings Ltd., New York, NY; Irvine
                                   Apartment  Communities,  Inc., Newport Beach,
                                   CA; The Schwab  (Charles)  Corporation,  San
                                   Francisco, CA and Temple-Inland, Inc., Diboll,
                                   TX. Mr. Frank is 66 years old.


John D. Gordan, III                Mr. Gordan has been a partner of Morgan, Lewis        1986            5,179                .02
Morgan, Lewis and Bockius LLP      and Bockius LLP since October 1994; prior thereto,
(lawyers)                          he was a partner of Lord Day & Lord, Barrett
101 Park Avenue                    Smith and predecessor firm from 1979.
New York, NY  10178                Mr. Gordan is 52 years old.



Bill Green                         Mr. Green represented the 15th New York               1993            2,310                .01
Corporate Director and             Congressional District (east side of Manhattan)
  Trustee                          in the U.S. House of Representatives from 1978
14 E. 60th Street - Suite 702      through 1992.  He is a director of ClientSoft,
New York, NY  10022                Inc., Tarrytown, NY; Commercial Capital Corp.,
                                   New York, NY; and Energy Answers Corporation,
                                   Albany, NY.  He is also a member of the New
                                   York City Campaign Finance Board, New York, NY
                                   and a member and vice chair of the New York
                                   City Housing Development Corporation, New York,
                                   NY.  Mr. Green is 68 years old.


Victoria Hamilton #                Ms. Hamilton, has been Executive Vice-President       1996              638              .00
General American Investors         and Chief Operating Officer of the Company since
  Company, Inc.                    August 1995; prior thereto, she was a Vice-
450 Lexington Avenue               President from the time she joined the Company
New York, NY  10017                in February 1992.  Before joining General
                                   American, she was a principal with SRK Management
                                   Company (a private investment company), New York,
                                   NY from 1982.  Ms. Hamilton is a director of
                                   BioReliance Corporation, Rockville, MD.
                                   Ms. Hamilton is 44 years old.


3                            (continued on page 4)

                                                                                                     COMMON
                                                                                                   STOCK, SHARES
NAME AND BUSINESS ADDRESS          PRINCIPAL OCCUPATION*, BUSINESS EXPERIENCE          BECAME      BENEFICIALLY OWNED      PERCENT
                                   DURING PAST FIVE YEARS AND AGE                     DIRECTOR     DEC. 31, 1996 **        OF CLASS
------------------------------------------------------------------------------------------------------------------------------------


Sidney R. Knafel                   Mr. Knafel has been managing partner of SRK           1994           16,348               .07
SRK Management Company             Management Company since 1981.  He is chairman
(private investment company)       of the board of directors of  BioReliance
126 East 56th Street               Corporation, Rockville, MD and Insight
New York, NY  10022                Communications, Inc., New York, NY.  Mr. Knafel
                                   is a director of Cellular Communications
                                   International, Inc., New York, NY; CoreComm
                                   Incorporated, New York, NY; IGENE Biotechnology,
                                   Inc., Columbia, MD; NTL Incorporated, New York,
                                   NY; and several privately owned companies.
                                   Mr. Knafel is 67 years old.


Richard R. Pivirotto               Mr. Pivirotto was chairman of the board of            1971            1,235              .01
President, Richard R. Pivirotto    directors of Associated Dry Goods Corporation,
  Co., Inc.                        New York, NY from 1976 until his retirement in
(self-employed consultant)         1981. He is a director of CBS Inc., New York,
111 Clapboard Ridge Road           NY; The Gillette Company, Boston, MA; The
Greenwich, CT  06830               Greenwich Bank and Trust Company, Greenwich, CT;
                                   Immunomedics, Inc. (biopharmaceuticals),Morris
                                   Plains, NJ; and New York Life Insurance Company,
                                   New  York,  NY. He is a trustee of Greenwich
                                   Hospital Corporation, Greenwich, CT, a trustee
                                   of the General Theological Seminary, New York,
                                   NY, and a charter trustee emeritus of Princeton
                                   University,  Princeton, NJ. Mr. Pivirotto is
                                   67 years old.


Joseph T. Stewart, Jr.             Mr. Stewart has been an executive consultant          1987           13,332              .06
Corporate Director and             to Johnson & Johnson, New Brunswick, NJ since
  Trustee                          September 1990; prior thereto, he was a
147 Rolling Hill Road              consultant to  Bristol-Myers  Squibb  Company
Skillman, NJ  08558                from January 1990 to March 1990.  Mr. Stewart
                                   was senior vice president,  corporate affairs
                                   of  Squibb  Corporation  from  1982  until he
                                   retired in January 1990. He was a director of
                                   Squibb Corporation from 1984 until its merger
                                   into Bristol-Myers Squibb Company in 1989. He
                                   is  a  director   of  Liposome   Co.,   Inc.,
                                   Princeton, NJ, a trustee of the Foundation of
                                   the  University  of Medicine and Dentistry of
                                   New Jersey,  Newark, NJ, a trustee of the New
                                   School for Social Research, New York, NY, and
                                   a  member  of  the  advisory  council  to the
                                   Marine Biological Laboratory, Woods Hole, MA.
                                   Mr. Stewart is 68 years old.


Raymond S. Troubh                  Mr.  Troubh has been a  financial  consultant         1989           17,531              .07
10 Rockefeller Plaza, Suite 712    since 1974.  He is a director of American West
New York, NY  10020                Airlines, Inc., Phoenix, AZ; Ariad
                                   Pharmaceuticals, Inc., Cambridge, MA; Becton,
                                   Dickinson and Company, Franklin Lakes, NJ;
                                   Diamond Offshore Drilling, Inc., Houston, TX;
                                   Foundation  Health Systems, Inc., Woodland Hills,
                                   CA; Olsten Corporation, Westbury, NY; Time Warner
                                   Inc., New York, NY; Triarc  Companies, Inc.,
                                   New York, NY; and WHX Corporation, New York,
                                   NY. He is a trustee of MicroCap Liquidating
                                   Trust, New York, NY and Petrie Stores Liquidating
                                   Trust, Secaucus, NJ.  Mr. Troubh is 71 years
                                   old.


         *  If the principal  occupation  shown has been held for less than five years,  additional background information relating to the director's principal occupation is included in the supplemental paragraph together with his or her other directorships.

         ** This information has been furnished by each director. In addition to shares owned beneficially, shares as to which directors have or share the power to vote or dispose are as follows:

4                             (continued on page 5)

NAME                       Shares             Percent of Class
----                       ------             ----------------
Lewis B. Cullman           157,460                .66
John D. Gordan, III        308,973               1.29
Sidney R. Knafel             9,383                .04

         # Mr. Davidson and Ms. Hamilton are "interested persons" of the
           Company, as defined under Section 2a(19) of the Investment Company Act of 1940, as amended, by reason of their being officers of the Company.


     The directors and officers as a group owned beneficially or have or share the power to vote or dispose of an aggregate 1,656,837 shares of Common Stock (6.90% of the class). In addition, the Company has the power to vote 315,456 shares of Common Stock (1.31% of the class) held by the trustee for the Company's Employees' Thrift Plan, as described below.

                Meetings of Committees of the Board of Directors

     During 1997, the Company's Board of Directors held seven meetings.

     The Audit Committee of the Board of Directors consists of the following directors, all of whom are "non-interested" directors: Mr. John D. Gordan, III, Chairman, Mr. Arthur G. Altschul, Jr., Mr. Lawrence B. Buttenwieser, Mr. Lewis
B. Cullman, Mr. Bill Green, Mr. Sidney R. Knafel and Mr. Raymond S. Troubh; and Mr. Anthony M. Frank, alternate. Generally, for the Company, the Audit Committee monitors financial reporting, reviews reports on the system of internal accounting control, reviews the scope of the audit work, reviews fees in relation to services performed by the auditors, reviews the results of auditors' work, reviews and oversees responses to recommendations, if any, made to the Company by the auditors, recommends the selection of the auditors to the Board of Directors and acts as a liaison between the Board of Directors and the auditors and management personnel. The Committee met two times during the fiscal year, on March 12 and December 10, 1997.

     The Compensation Committee of the Board of Directors consists of the following directors: Mr. Bill Green, Chairman, Mr. Arthur G. Altschul, Jr., Mr. Lawrence B. Buttenwieser, Mr. Anthony M. Frank, Mr. Sidney R. Knafel, Mr. Richard R. Pivirotto, Mr. Joseph T. Stewart, Jr. and Mr. Raymond S. Troubh; and Mr. Lewis B. Cullman and Dr. Gerald M. Edelman, alternates. Generally, for the Company, the Compensation Committee reviews the operations of the Company and performance and contributions made during each year by its officers and employees, reviews management proposals for year-end supplemental compensation and levels of compensation for the ensuing year, reviews comparable operating and compensation data of other companies in the investment industry, and makes recommendations on matters of compensation to the Board of Directors. The Committee met once during the fiscal year, on December 10, 1997.

     The Executive Committee/Nominating Committee of the Board of Directors consists of the following Directors: Mr. Richard R. Pivirotto, Chairman, Mr. Lawrence B. Buttenwieser, Mr. Spencer Davidson, Dr. Gerald M. Edelman, Ms. Victoria Hamilton, and Mr. Joseph T. Stewart, Jr.; and Mr. John D. Gordan, III, and Mr. Bill Green, alternates. In addition to functioning as an Executive Committee with authority to exercise the powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session, the Executive Committee/Nominating Committee is responsible for identifying individuals who may be nominated to serve as Directors of the Company, responding to inquiries relating to nominations to the Board and making recommendations to the Board with respect to individuals to be nominated to serve as Directors. The Committee met once during the fiscal year, on December 10, 1997.

     Each Director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and of the committee(s) on which he or she serves.

       Compliance with Section 16 of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and certain other persons to file timely certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 1997 all applicable Section 16(a) filing requirements were met.

                               Executive Officers

     In addition to Mr. Spencer Davidson, President and Chief Executive Officer of the Company, and Ms. Victoria Hamilton, Executive Vice-President and Chief Operating Officer, information with respect to whom is set forth above, the executive officers of the Company include the following. (Officers are elected each year by the Board of Directors at its annual organization meeting in March.)

     Mr. Andrew V. Vindigni, 38, Vice-President since September 1995 and, prior thereto, Assistant Vice-President from January 1991, has been a security analyst with the Company since 1988. Mr. Vindigni is principally responsible for securities in the financial services industry.

     Mr. Eugene L. DeStaebler, Jr., 59, has been Vice-President, Administration since January 1978.

     Mr. Peter P. Donnelly, 49, Vice-President since January 1991 and, prior thereto, Assistant Vice-President from January 1984, has been the securities trader for the Company since 1974.

     Mrs. Diane G. Radosti, 45, Treasurer since January 1990, has been an employee of the Company since 1980.

     Mrs. Carole Anne Clementi, 51, Secretary since October 1994 and, prior thereto, Assistant Secretary from July 1993, has been an employee of the Company since 1982.


                             Executive Compensation

     The following table sets forth the compensation received during 1997 from the Company by its executive officers and directors.

                                                                                                 Pension or
 Name of Individual                 Capacities                                                   retirement
or number of persons                 in which                           Aggregate               benefits accrued
     in group                        served                            Compensation              during 1997 *
--------------------                -----------                        -------------            -----------------
Spencer Davidson                    President and                      $  685,000                $52,200
                                     Chief Executive Officer
Victoria Hamilton                   Executive Vice-President and          325,000                 36,000
                                     Chief Operating Officer
Andrew V. Vindigni                  Vice-President                        575,000                 32,994
7 executive officers                                                    2,437,000                200,615
 as a group
13 directors as                                                           170,000 **
 a group

          * The amounts shown in this column represent the Company's payments made during 1997 to the trustee of the Company's Employees' Thrift Plan, as described below, or accounting reserves established during 1997 under the Company's Excess Contribution Plan, as described below, on behalf of the respective individuals or group members.

         ** Each director who is not a paid officer of the Company received a fee of $10,000 as an annual retainer, a fee of $500 for attendance at each Directors' meeting and $500 for each Committee meeting which he attended in his capacity as a Director.

     With respect to the Company's Employees' Thrift Plan, the Company matches 150% of an employee's contributions up to 8% of basic salary to the plan. Company contributions are invested in shares of the Company's common stock. An employee's interest in Company contributions to his account is fully vested after six years of service. Partial vesting begins after two years of participation in the plan. All employees, including officers, are eligible to participate in the Thrift Plan after six months of service with the Company. Employees whose annual compensation exceeds $150,000 are required to invest their future contributions to the plan in shares of the Company's common stock, and their existing plan balances will be converted into the Company's common stock over the three years next succeeding the attainment of that compensation level.

     The Company has an Employees' Retirement Plan which is broadly characterized as a defined benefit plan. The Company contributes to the trustee for the plan annual costs which include actuarially determined current service costs and amortization of prior service costs. Retirement benefits are based on final average earnings (basic salary, exclusive of overtime, bonuses, commissions, pension, retainer fees, fees under contracts or any other forms of additional or special compensation, for the five consecutive years in which the participant had the highest basic salary during the last ten years of service) and years of credited service, less an offset for social security covered compensation, plus an additional amount equal to $50 for each year of credited service. All employees, including officers, over age 21 commence participation in the plan after one year of service and are fully vested after six years of service. Partial vesting begins after two years of service. Participants are eligible to receive normal retirement benefits at age 65. In certain instances, a reduced benefit may begin upon retirement between ages 55 and 65.

     The  following  table  shows  the  estimated  annual  retirement   benefits
(including amounts attributable to the Company's Excess Benefit Plan, as described below), which are subject to a deduction based on a portion of social security covered compensation, payable on a straight life annuity basis, at normal retirement date to all eligible employees, including officers, in specified compensation and years-of-service classifications:

                  Estimated Annual Benefits Based Upon Years of Credited Service
                   -------------------------------------------------------------
         Final Average        10             20             30            40
            Earnings

            $ 50,000       $  8,685       $ 17,375       $ 26,060       $ 32,035
             100,000         16,830         33,665         50,495         61,900
             150,000         24,975         49,955         74,930         91,765
             200,000         33,120         66,245         99,365        121,630
             250,000         41,265         82,535        123,800        151,495
             300,000         49,410         98,825        148,235        181,360
             350,000         57,555        115,115        172,670        211,225
             400,000         65,700        131,405        197,105        241,090
             450,000         73,845        147,695        221,540        270,955

     For those officers of the Company listed in the compensation table on page 6, the following indicates his years of credited service in the Company's Retirement Plan and basic salary for 1997. Spencer Davidson (3) $435,000, Victoria Hamilton (5) $300,000, and Andrew V. Vindigni (9) $275,000.

     The Company also has Excess Contribution and Excess Benefit Plans. Under such plans, the Company may establish accounting reserves and make payments directly to selected participants in the Company's Thrift and Retirement Plans, respectively, to the extent the levels of contributions or benefits for such participants under such plans are limited by sections 415, 416 and/or 401(a)(17) of the Internal Revenue Code. Such benefits commence at the time benefits commence under the related tax-qualified plan. Mr. Davidson, Ms. Hamilton and Mr. Vindigni are participants in both the Excess Contribution and Excess Benefit Plans.


B. Respecting the Ratification and Approval of Appointment of Auditors by the Board of Directors

     Proposal (b) set forth in the accompanying Notice of Annual Meeting of Stockholders is the ratification or rejection of the action taken in the following resolutions unanimously adopted by the Board of Directors (a majority of non-interested directors voting in person) appointing the firm of Ernst & Young LLP to be the auditors of the Company for the fiscal year ending December 31, 1998.

              "RESOLVED, that the firm of Ernst & Young LLP be and they hereby are appointed the auditors of the Company with respect to its operations for the year 1998; and further

              "RESOLVED, that such auditors be and they hereby are authorized and instructed to conduct an audit, in accordance with generally accepted auditing standards, of the financial statements of the Company as of and for the year ending December 31, 1998; and further

              "RESOLVED, that such auditors be and they hereby are authorized and instructed to conduct a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the interim financial statements of the Company as of and for the six months ending June 30, 1998; and further

              "RESOLVED, that such appointment shall terminate (without penalty to the Company) in the event that it shall be rejected at the annual meeting of the stockholders of the Company in 1998; and further

              "RESOLVED, that such appointment shall terminate (without penalty to the Company) if a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Company at any meeting called for the purpose shall vote to terminate such appointment; and further

              "RESOLVED, that the report of such auditors expressing their opinion with respect to the financial statements above described and the report of such auditors with respect to the review above described shall be addressed to the Board of Directors of the Company and to the stockholders thereof."

     Ernst & Young LLP were the auditors for the Company for 1997. A representative of Ernst & Young LLP will attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement. Stockholders who wish to submit questions in advance to the auditors may do so in writing to Mr. Michael D. DiLecce, Partner, Ernst & Young LLP, 787 Seventh Avenue, New York, N.Y. 10019.

C. Respecting the Proposal to Amend the Restated Certificate of Incorporation to Authorize the Issuance of Preferred Stock

     The Board of Directors of General American Investors unanimously recommends that you vote FOR this proposal for the reasons set forth below.

     This proposal (c) is to amend the Company's Restated Certificate of Incorporation to authorize the issuance of preferred stock. The Board of Directors of General American Investors unanimously approved the proposed amendment which would amend the Company's Restated Certificate of Incorporation to increase the Company's total authorized capitalization to 40,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value of one Dollar ($1) per share, and 10,000,000 shares of Preferred Stock, par value of one Dollar ($1) per share. The proposed amendment would authorize the Board of Directors to issue shares of Preferred Stock from time to time, in one or more series, without action by the stockholders of the Company. In addition, the Board of Directors would have the authority to establish by resolution or resolutions the designations and the powers, preferences and rights of the shares of each series, if applicable, and the qualifications, limitations, or restrictions of such shares of Preferred Stock.

     Approval of this proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting.

     Reasons for Proposed Change

     The proposed amendment to the Company's Restated Certificate of Incorporation is designed to increase the Company's flexibility to enhance shareholder value. Approval of the proposed amendment would provide the Board of Directors the corporate authority to issue and sell shares of Preferred Stock, which would have such voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed by the Board of Directors when authorizing the issuance of such shares. The Corporation's primary investment objective is long-term capital appreciation. The Board of Directors believes that the issuance of Preferred Stock, during periods of low or moderating interest rates, is a creative, yet prudent, measure which may increase the long-term total return of the Company's Common stockholders. In addition, the pro rata attribution of net investment income and net realized long-term capital gains to dividends and distributions made on both common and preferred stock in the percentages realized by the Company may enable the Company to obtain particularly attractive financing from Preferred Stock in light of the lower federal income tax rates on net realized long-term capital gains.

     If stockholder approval is obtained, General American Investors currently intends to issue and sell Preferred Stock on such terms and conditions and as reasonably promptly as market conditions allow and may also do so at
future points  in  time.   While the Company  has  considered  certain preferred
stock structures, no decision has been made with respect to the terms of any series of Preferred Stock that may be issued by the Company, except that, in contemplation that any dividends on the Preferred Stock may be made quarterly (rather than annually, as is currently the case with the common stock), the Company has filed for appropriate exemptive relief under the Investment Company Act of 1940 (the "Investment Company Act"). No further stockholder approval is required or will be sought for any such issuance or sale or for determining the rights and preferences thereof. The net proceeds from any offering of any Preferred Stock are expected to be used to purchase additional portfolio securities in accordance with the Company's investment objectives and policies.

    Investment Company Act of 1940-Restrictions on Issuance of Senior Securities

     The Investment Company Act of 1940 permits a registered closed-end investment company such as the Company to issue senior securities, and to sell senior securities of which it is the issuer, under certain circumstances. If stockholder approval is obtained, the Company will not have any other internal policy or investment restriction limiting its ability to issue Preferred Stock.

     If such class of senior security is a stock, then the following requirements must be met:

              a) an investment company must have an asset coverage (meaning the ratio which the value of the total assets of such company, less all liabilities and indebtedness not represented by "senior securities" (as defined), bears to the aggregate amount of senior securities representing indebtedness of such company plus the aggregate of the involuntary liquidation preference of the preferred stock of such company) of at least 200% immediately after such issuance or sale;

              b) provision must be made to prohibit the declaration of any dividend (other than a dividend payable in common stock of the company) or the declaration of any other distribution upon the common stock of the company, or the purchase of any such common stock, unless, in every such case, such class of senior securities has at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price;

              c) provision must be made to entitle the holders of such senior securities, voting as a class, to elect at least two directors at all times, and, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, to elect a majority of the directors if at any time dividends on such class of securities shall be unpaid in an amount equal to two full years' dividends on such securities, and to continue to be so represented until all dividends in arrears are paid or otherwise provided for;

              d) provision must be made requiring approval by the vote of a majority of such securities, voting as a class, of any plan of reorganization adversely affecting such securities; of any action to change the subclassification of the company from a closed-end company to an open-end company; of any action to change the subclassification of such company from a diversified to a non-diversified company; or of any action to borrow money, issue senior securities, underwrite securities of other persons, purchase or sell real estate or commodities or make loans to other persons (all other than as authorized in such company's registration statement under the Act), deviate from investment or other fundamental policies or change the nature of the business of such company so as to cease to be an investment company; and

              e) such class of stock must have complete priority over any other class as to distribution of assets and payment of dividends, which dividends must be cumulative.

     The Investment Company Act of 1940 limits a registered closed-end investment company such as the Company to one class of senior security which is a stock, except that any such class of stock may be issued in one or more series so long as no such series has a preference or priority over any other series upon the distribution of the assets of such company or in respect of the payment of dividends.

     As of December 31, 1997, the Company had total assets of $707,451,000 and total liabilities of $4,854,000 and had not borrowed any money. Accordingly, as of such date, if it had been authorized to do so, the Company could have issued and sold Preferred Stock having an involuntary liquidation preference of up to $702,597,000.

Consequences to the Company's Common Stockholders

      Voting Rights of Preferred Stockholders

     Except as described under the caption "Investment Company Act of 1940 - Restrictions on Issuance of Senior Securities," as may be provided in the certificate of designations, powers and preferences establishing any particular series of Preferred Stock, or as otherwise required by law, any Preferred Stock would vote together with the Common Stock and holders of Common Stock and Preferred Stock will be entitled to one vote per share.

     As described under the caption "Investment Company Act of 1940-Restrictions on Issuance of Senior Securities," if Preferred Stock is issued, the Company's Common Stockholders may be precluded from approving certain matters for which a majority vote of the Preferred Stockholders, voting as a class, is required. In particular, holders of Preferred Stock will be entitled to vote as a class on any action to convert the Company from closed-end status to an open-end mutual fund, which effectively could veto such a proposal.

     Leverage and Dilution

     The issuance and sale of shares of Preferred Stock by General American Investors is a speculative investment technique that creates an opportunity for greater total return, but, at the same time, involves special risk considerations that may not be associated with other investment companies having a similar investment objective and similar policies. Since substantially all of the Company's assets fluctuate in value, whereas the liquidation preference of the Preferred Stock will be fixed and dividend requirements resulting from the issuance and sale of Preferred Stock will generally be fixed (or at least not related to asset value changes), the net asset value per share of the Common Stock of the Company will tend to increase more when its portfolio securities increase in value and to decrease more when such securities decrease in value than would otherwise be the case. In addition, dividend requirements in respect of Preferred Stock may partially offset or exceed the return earned on the monies obtained through the issuance and sale of shares of Preferred Stock. This is the speculative factor known as leverage. Under adverse market conditions, the Company might have to sell portfolio securities to service its Preferred Stock at a time when investment considerations would not favor such sales.

     In the event that the Board of Directors of the Company were to determine that shares of Preferred Stock should be convertible into shares of the Company's Common Stock, the issuance and sale of such shares of Preferred Stock might also reduce net income per share of Common Stock and net asset value per share of Common Stock when these such shares of Preferred Stock are converted into shares of the Company's Common Stock. The occurrence of any income dilution of shares of previously outstanding Common Stock when Preferred Stock were converted would depend upon whether the Company could, from the investments made with the proceeds of the Preferred Stock, earn an amount per share of Common Stock issued upon conversion at least equal to the amount earned with respect to shares of Common Stock outstanding prior to conversion. In addition, if shares of Preferred Stock were converted at a time when the net asset value per share of the Company's Common Stock was greater than the conversion price, the conversion would result in a decrease or dilution in the then net asset value per share of the Company's Common Stock.

     The Board of Directors recommends a vote FOR this Proposal.


D.   Respecting Other Matters Which May Come Before the Meeting

     The Board of Directors of the Company does not know of any other matters which may come before the meeting. However, if any other matters, of which the Board of Directors is not now aware, are properly presented for action before the meeting, including any questions as to the adjournment of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

E.   Allocation of Portfolio Brokerage

     Brokerage commissions paid by the Company during 1997 were $362,483, including $59,904 (16.53%) paid to Goldman, Sachs & Co. The Chairman Emeritus of the Company is a limited partner of The Goldman Sachs Group, L.P. which is an affiliate of Goldman, Sachs & Co. Of the aggregate dollar amount of the Company's transactions involving brokerage commissions during 1997, 13.29% were effected through Goldman, Sachs & Co.

     The Company's general policy regarding the execution of securities transactions is to select brokers and dealers on the basis of the most favorable markets, prices and execution of orders. A certain amount of the Company's securities transactions are placed with brokers and dealers who provide brokerage and research services and in these circumstances the commissions paid may be higher than those which might otherwise have been paid to another broker or dealer if those services had not been provided.

     Research services generally include receipt of written reports, attendance at meetings or participation in discussions with respect to specific subjects, such as a company, an industry or the economic outlook. Block availability is also a consideration in determining the selection of brokers. The Company seeks to utilize services obtained from brokers and dealers fairly with respect to all accounts under its management. To the extent that the ability to direct brokerage enhances its access to such services, the benefits are fairly shared.

     In negotiating brokerage commissions on securities transactions, the Company's trader, with his awareness of competitive rates, negotiates the most favorable commission to effect a particular transaction. Size of order and difficulty of execution are considerations in the negotiation. All transactions, including the commission factor, are subject to supervision and review by the Company's officers.

F.   Portfolio Turnover Rate

     The annual rate of the total portfolio turnover for the fiscal year ended December 31, 1997 was 32.45%.

G.   Stockholder Proposals

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy material relating to its 1999 annual meeting of stockholders, the stockholder proposal must be received by the Company no later than October 5, 1998, and must comply with certain other rules and regulations promulgated by the Securities and Exchange Commission.

-------------------------------------------------------------------------------
     The expense of the solicitation of proxies for this meeting will be borne by the Company. In addition to mailing copies of this material to stockholders, the Company will request persons who hold stock for others, in their names or custody or in the names of nominees, to forward copies of such material to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. The Company may reimburse such persons for their out-of-pocket expenses incurred in connection therewith. ChaseMellon Shareholder Services, L.L.C. has been retained to assist in the solicitation of proxies at a fee to be paid by the Company and estimated at $6,500, plus disbursements.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person and who wish their stock to be voted are urged to fill in, sign and return the accompanying form of proxy in the enclosed envelope.

                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                              450 Lexington Avenue
                               New York, NY 10017

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence B. Buttenwieser, Spencer Davidson and Victoria Hamilton as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all stock of the above Company which the undersigned is entitled to vote, at the annual meeting of stockholders on March 11, 1998, and at any adjournment thereof.

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in item A and "FOR" items B and C.


                         Please mark your votes as indicated in this example [X]

The Board of Directors recommends a vote "FOR ALL NOMINEES" in item A and "FOR" items B and C.

A. Election of the following nominees as Directors:

   Mr. Altschul, Mr. Buttenwieser, Mr. Cullman, Mr. Davidson, Dr. Edelman, Mr. Frank, Mr. Gordan, Mr. Green, Ms. Hamilton, Mr. Knafel, Mr. Pivirotto, Mr. Stewart and Mr. Troubh

   [ ] FOR all nominees except any indicated
   [ ] WITHHOLD AUTHORITY to vote for all listed nominees

   (Instruction: To withhold authority to vote for individual nominees, write the nominees' names on the line below)

    _________________________________________________________________________

B.  Ratification of the selection of Ernst & Young LLP as auditors.

    [ ] FOR
    [ ] AGAINST
    [ ] ABSTAIN

C. Amend the Restated Certificate of Incorporation to authorize the issuance of Preferred Stock.
    [ ] FOR
    [ ] AGAINST
    [ ] ABSTAIN

D. In their discretion, the appointees are authorized to vote upon any other matters which may properly come before the meeting or any adjournments thereof.


Signature __________________________________________

Signature __________________________________________

Date______________________

Please date and sign your name as it appears above and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, or guardian, please give title as such. If a signer is a corporation, please sign full corporate name by authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.